Exhibit 99.1

SG Blocks Executes Contract to Acquire Manufacturing Facility

Closing scheduled to occur in 60 days, owner financing is in place. This will serve as the Company’s second manfacturing space in Oklahoma

JUNE 3, 2021, NEW YORK -- (BUSINESS WIRE) -- SG Blocks, Inc. (NASDAQ: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, announced today that it has entered into contract to acquire an addtional manufacturing facility in anticipation of rising demand for internal and external projects. The facility is located in Durant, OK, and will add to the Company’s manufacturing capacity.

“We are pleased with our experience in Oklahoma and in the Durant Community. Our desire to expand here is based upon our satisfaction with the spirit and quality of the workforce. As we continue to grow and earn further new business, we have been fortunate to meet that growth with the proper facilities in Oklahoma and elsewhere,” Paul Galvin, Chairman and CEO explained.

The space is approximately 55,000 SF and sits on approximately seven acres of land in Durant Industrial Park. The facility is adjacent to the regional airport. This will serve as the second facility that SG Blocks has obtained, since recently adding the original SG Echo factory.

The new facility will allow SG Blocks to run two additional production lines in parallel to support SGB DevCorp as well as SG Echo in tandem.

The Company had previously announced it intended to exercise its option to acquire the existing 19-acre site and all of its structures from ECHO DCL, LLC with closing to occur in the second quarter of 2021. The Company has decided not to move forward with the option at this time and will continue to lease the original ECHO plant under the 5-year lease term. The Company will redeploy capital allocated for the original ECHO DCL real estate purchase into the newly acquired facility.

“We believe redeploying the capital allocated for the original ECHO DCL real estate purchase into the newly acquired facility provides better value for us and look forward to having additional lines coming on board to support demand. We have found a capable and enthusiastic workforce as we look to deliver safe and green structures across the country,” Bill Rogers, COO of SG Blocks said.

The Company expects to announce the closing of the contract in August 2021.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

Forward-Looking Statements Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding plans to acquire the additional manufacturing facility in Durant, OK in 60 days. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to acquire the additional manufacturing facility in 60 days as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210122005069/en/

Investors:
Stephen Swett
(203) 682-8377
investors@sgblocks.com

Source: SG Blocks, Inc.